Affinity Bancshares, Inc.

Announces Second Quarter 2023

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.6 million for the three months ended June 30, 2023, as compared to $1.8 million for the three months ended June 30, 2022.

	At or for the three months ended,
Performance Ratios:	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income (in thousands)	$1,590	$1,722	$1,699	$1,861	$1,783
Diluted earnings per share	0.24	0.26	0.26	0.27	0.27
Common book value per share	18.34	18.02	17.73	17.37	17.51
Tangible book value per share (1)	15.47	15.20	14.92	14.57	14.68
Total assets (in thousands)	876,905	932,302	791,283	776,390	766,679
Return on average assets	0.71%	0.84%	0.84%	0.95%	0.95%
Return on average equity	5.37%	5.90%	5.78%	6.30%	6.13%
Equity to assets	13.45%	12.69%	14.80%	14.84%	15.05%
Tangible equity to tangible assets (1)	11.59%	10.92%	12.75%	12.75%	12.93%
Net interest margin	3.17%	3.58%	3.85%	4.12%	4.06%
Efficiency ratio	71.68%	69.73%	71.38%	67.62%	67.23%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

•
Net income was $1.6 million for the three months ended June 30, 2023, as compared to $1.8 million for the three months ended June 30, 2022, as a result of an increase in deposit interest expense offset by an increase in interest income.
•
Net income was $3.3 million for six months ended June 30, 2023 as compared to $3.6 million for the six months ended June 30, 2022 as a result of an increase in deposit interest expense and recognition of the remaining fair value mark on the acquired Federal Home Loan Bank advances that was recognized upon payoff in first quarter 2022, partially offset by an increase in interest income.

.

Results of Operations

•
Net interest income was $6.7 million for the three months ended June 30, 2023 compared to $7.1 million for the three months ended June 30, 2022. The decrease was due to an increase in deposit costs generally offset by an increase in interest income.
•
Net interest income was $13.6 million for the six months ended June 30, 2023 compared to $14.9 million for the six months ended June 30, 2022. The decrease was due to an increase in deposit costs and recognition of the remaining fair value mark on acquired FHLB advances that was recognized upon payoff in the first quarter of 2022, partially offset by an increase in interest income.
•
Net interest margin for the three months ended June 30, 2023 decreased to 3.17% from 4.06% for the three months ended June 30, 2022. Net interest margin for the six months ended June 30, 2023 decreased to 3.37% from 4.27% for the six months ended June 30, 2022. The decreases in the margin relate to increases in cost of funds exceeding our increases in interest income. The decrease in the margin for the six months ended June 30, 2023 was also impacted by the fair value mark on the FHLB advances from acquisition that was recognized upon payoff in first quarter 2022.
o
Adjusted Net interest margin for the six months ended June 30, 2023 (see Non-GAAP reconciliation) decreased 61 basis points from 3.98% at six months ended June 30, 2022 to 3.37%.
•
Noninterest income increased $30,000 to $678,000 for the three months ended June 30, 2023 and remained stable at $1.2 million for the six months ended June 30, 2023 and 2022.
•
Non-interest expense increased $47,000 to $5.3 million for the three months ended June 30, 2023 due to an increase in occupancy expense, and decreased $517,000 to $10.5 million for the six months ended June 30, 2023 and 2022, respectively. The decrease was a result of the FHLB prepayment penalties paid in first quarter 2022.

Financial Condition

•
Total assets increased $85.6 million to $876.9 million at June 30, 2023 from $791.3 million at December 31, 2022, as we increased cash to further enhance liquidity.
•
Total gross loans increased $16.9 million to $663.1 million at June 30, 2023 from $646.2 million at December 31, 2022. The increase was due to steady loan demand.
•
Non-owner occupied office loans totaled $25.1 million at June 30, 2023; average LTV on these loans is 43%;
o
$9.6 million medical/ dental tenants
o
$15.5 million to other various tenants.
•
Investment securities held-to-maturity unrealized losses were $847,000, net of tax. Investment securities available-for-sale unrealized losses were $6.7 million, net of tax.
•
Cash and cash equivalents increased to $82.9 million at June 30, 2023 from $26.3 million at December 31, 2022, primarily due to an increase in deposits.
•
Deposits increased by $73.9 million to $731.0 million at June 30, 2023 compared to $657.2 million at December 31, 2022 , in part due to increases in certificates of deposits of $109.9 million offset by $36.1 million decreases in non-time deposits, as customers increased deposits in higher-yielding accounts during the current interest rate environment. The certificates of deposits increase included brokered deposits totaling $81.6 million. Brokered deposits have an average life of 2.7 years and an average interest rate of 4.90%.
•
Uninsured deposits were approximately $93.9 million at June 30, 2023 and represented 12.8% of total deposits.
•
Borrowings increased by $10.0 million to $20.0 million at June 30, 2023 compared to $10.0 million at December 31, 2022 as we continue to evaluate borrowing needs related to enhancing bank liquidity.

Asset Quality

•
Non-performing loans decreased to $6.2 million at June 30, 2023 from $6.7 million at December 31, 2022.
•
The allowance for credit losses as a percentage of non-performing loans was 150.0% at June 30, 2023, as compared to 138.8% at December 31, 2022.
•
Allowance for credit losses decreased to 1.40% at June 30, 2023 from 1.46% of total loans at December 31, 2022.
•
Net loan charge-offs were $72,000 for the six months ended June 30, 2023, as compared to $25,000 for the six months ended June 30, 2022.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company.

Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended June 30,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$665,921	$8,727	5.26%	$613,396	$7,283	4.76%
Investment securities held-to-maturity	34,131	521	6.13%	—	—	—
Investment securities available-for-sale	50,758	428	3.38%	46,461	279	2.40%
Interest-earning deposits and federal funds	93,116	1,150	4.95%	41,856	79	0.76%
Other investments	2,167	37	6.90%	1,187	12	3.95%
Total interest-earning assets	846,093	10,863	5.15%	702,900	7,653	4.36%
Non-interest-earning assets	52,023			51,662
Total assets	$898,116			$754,562

Interest-bearing liabilities:
Interest-bearing checking accounts	$95,317	$56	0.23%	$97,618	$45	0.19%
Money market accounts	137,306	825	2.41%	150,863	93	0.25%
Savings accounts	88,152	558	2.54%	82,478	87	0.42%
Certificates of deposit	240,954	2,346	3.91%	90,194	259	1.15%
Total interest-bearing deposits	561,729	3,785	2.70%	421,153	484	0.46%
FHLB advances and other borrowings	35,495	385	4.35%	14,478	28	0.78%
Total interest-bearing liabilities	597,224	4,170	2.80%	435,631	512	0.47%
Non-interest-bearing liabilities	182,140			202,296
Total liabilities	779,364			637,927
Total stockholders' equity	118,752			116,635
Total liabilities and stockholders' equity	$898,116			$754,562
Net interest rate spread			2.35%			3.89%
Net interest income		$6,693			$7,141
Net interest margin			3.17%			4.06%

	For the Six Months Ended June 30,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$658,887	$17,018	5.21%	$604,464	$14,279	4.76%
Investment securities held-to-maturity	33,518	1,025	6.17%	—	—	—
Investment securities available-for-sale	49,806	838	3.39%	47,549	539	2.26%
Interest-earning deposits and federal funds	69,568	1,638	4.75%	45,026	97	0.43%
Other investments	2,403	72	6.07%	1,094	17	3.21%
Total interest-earning assets	814,182	20,591	5.10%	698,133	14,932	4.28%
Non-interest-earning assets	51,524			52,661
Total assets	$865,706			$750,794

Interest-bearing liabilities:
Interest-bearing checking accounts	$93,596	$100	0.22%	$96,949	$87	0.18%
Money market accounts	138,394	1,486	2.17%	147,677	182	0.25%
Savings accounts	92,003	1,110	2.43%	84,326	169	0.40%
Certificates of deposit	195,260	3,403	3.51%	92,318	549	1.19%
Total interest-bearing deposits	519,253	6,099	2.37%	421,270	987	0.47%
FHLB advances and other borrowings	41,078	901	4.42%	11,665	(947)	-16.37%
Total interest-bearing liabilities	560,331	7,000	2.52%	432,935	40	0.02%
Non-interest-bearing liabilities	186,874			198,680
Total liabilities	747,205			631,615
Total stockholders' equity	118,501			119,179
Total liabilities and stockholders' equity	$865,706			$750,794
Net interest rate spread			2.58%			4.26%
Net interest income		$13,591			$14,892
Net interest margin			3.37%			4.27%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	June 30, 2023	December 31, 2022
	(unaudited)
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$7,061	$2,928
Interest-earning deposits in other depository institutions	75,833	23,396
Cash and cash equivalents	82,894	26,324
Investment securities available-for-sale	49,931	46,200
Investment securities held-to-maturity (estimated fair value of $33,053, net of allowance for credit losses of $42 at June 30, 2023 and estimated fair value of $26,251 at December 31, 2022)	34,145	26,527
Other investments	1,508	1,082
Loans	663,141	646,234
Allowance for credit loss on loans	(9,252)	(9,325)
Net loans	653,889	636,909
Other real estate owned	2,901	2,901
Premises and equipment, net	4,052	4,257
Bank owned life insurance	15,899	15,724
Intangible assets	18,462	18,558
Other assets	13,224	12,801
Total assets	$876,905	$791,283
Liabilities and Stockholders' Equity
Liabilities:
Non-interest-bearing checking	$174,752	$190,297
Interest-bearing checking	93,358	91,167
Money market accounts	141,157	148,097
Savings accounts	85,845	101,622
Certificates of deposit	235,930	125,989
Total deposits	731,042	657,172
Federal Home Loan Bank advances and other borrowings	20,000	10,025
Accrued interest payable and other liabilities	7,924	6,983
Total liabilities	758,966	674,180
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,430,300 issued and outstanding at June 30, 2023 and 6,605,384 issued and outstanding at December 31, 2022)	64	66
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	61,027	63,130
Unearned ESOP shares	(4,692)	(4,795)
Retained earnings	68,209	65,357
Accumulated other comprehensive loss	(6,669)	(6,655)
Total stockholders' equity	117,939	117,103
Total liabilities and stockholders' equity	$876,905	$791,283

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$8,727	$7,283	$17,018	$14,279
Investment securities	986	291	1,935	556
Interest-earning deposits	1,150	79	1,638	97
Total interest income	10,863	7,653	20,591	14,932
Interest expense:
Deposits	3,785	484	6,099	987
FHLB advances and other borrowings	385	28	901	(947)
Total interest expense	4,170	512	7,000	40
Net interest income before provision for credit losses	6,693	7,141	13,591	14,892
Provision for credit losses	—	217	7	467
Net interest income after provision for credit losses	6,693	6,924	13,584	14,425
Noninterest income:
Service charges on deposit accounts	405	393	796	785
Other	273	255	434	458
Total noninterest income	678	648	1,230	1,243
Noninterest expenses:
Salaries and employee benefits	3,036	3,023	6,040	6,032
Occupancy	638	541	1,282	1,123
Advertising	82	118	179	198
Data processing	487	497	980	990
FHLB prepayment penalties	—	—	—	647
Other	1,041	1,058	1,997	2,005
Total noninterest expenses	5,284	5,237	10,478	10,995
Income before income taxes	2,088	2,335	4,336	4,673
Income tax expense	497	552	1,024	1,099
Net income	$1,590	$1,783	$3,312	$3,574
Weighted average common shares outstanding
Basic	6,486,260	6,591,627	6,542,653	6,698,423
Diluted	6,546,382	6,684,721	6,616,294	6,791,517
Basic earnings per share	$0.25	$0.27	$0.51	$0.53
Diluted earnings per share	$0.24	$0.27	$0.50	$0.53

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table below for details on the earnings impact of these items.

	At or For the Period Ending
Non-GAAP Reconciliation	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$18.34	$18.02	$17.73	$17.37	$17.51
Effect of goodwill and other intangibles	(2.87)	(2.82)	(2.81)	(2.80)	(2.83)
Tangible book value per common share	$15.47	$15.20	$14.92	$14.57	$14.68
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	13.45%	12.69%	14.80%	14.84%	15.05%
Effect of goodwill and other intangibles	(1.86)%	(1.77)%	(2.05)%	(2.09)%	(2.12)%
Tangible equity to tangible assets (1)	11.59%	10.92%	12.75%	12.75%	12.93%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.

	For the
	Six months ended June 30,
	2023	2022
Operating net income reconciliation
Net income (GAAP)	$3,312	$3,574
FHLB mark from called borrowings	—	(988)
FHLB prepayment penalties	—	647
Income tax expense	—	87
Operating net income	$3,312	$3,320
Weighted average diluted shares	6,616,294	6,791,517
Adjusted earnings per share	$0.50	$0.49

Net interest income	$13,591	$14,892
FHLB mark from called borrowings	—	(988)
Adjusted Net interest income	$13,591	$13,904
Adjusted Net interest income reconciliation
Net interest margin (GAAP)	3.37%	4.27%
Effect of FHLB mark from called borrowings	0.00	(0.29)
Adjusted Net interest margin	3.37%	3.98%